Exhibit 99.1

Press Release

Jupitermedia’s JupiterImages Closes Acquisition of PictureArts and

Related Stock Photography Brands

(New York, NY- July 19, 2005) — Jupitermedia Corporation (Nasdaq: JUPM) today announced that it has closed the acquisition of PictureArts Corporation (www.picturearts.com) and its many stock photo and related graphics and image distribution brands, for $63.2 million in cash. Jupitermedia financed the purchase price with cash on hand and borrowings under a $90 million senior credit facility with JPMorgan Chase Bank, N.A. obtained in connection with the transaction.

PictureArts Corporation, a distinctive source for unique images, creates, licenses and distributes outstanding images through specialized collections. Founded in 1984 by husband and wife team Jeffrey Burke and Lorraine Triolo, PictureArts offers a variety of resources to advertisers, designers, publishers and other communications professionals and provides appropriate image solutions for their visual communication needs. PictureArts distributes its own Brand X Pictures brand (http://www.brandxpictures.com), an outstanding collection of high-end, royalty-free stock photography. PictureArts’ FoodPix brand (http://www.foodpix.com), a leading specialty library of rights-managed food and beverage images, features images from many internationally renowned photographers. PictureArts also includes the Botanica collection (http://www.botanica.com), a rights-managed photography collection that focuses on a wide array of refreshing botanical images mixed with current lifestyle concepts and trends. PictureArts’ Nonstock brand (http://www.nonstock.com) is an innovative, rights-managed photography collection with one focus: avoiding the ordinary. PictureArts has over 75 employees and is headquartered in South Pasadena, California. PictureArts also has a sales and creative office in New York City and serves its international base of customers through multiple distribution channels worldwide.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information, images, research and events for information technology, business and creative professionals. Jupitermedia includes JupiterImages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like Brand X, FoodPix, Botanica, Nonstock, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Goodshoot Images, Photos.com, HemeraImages.com, Ablestock.com, PhotoObjects.net, Clipart.com and Animations.com; and JupiterWeb, the online media division of Jupitermedia which operates five distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; ClickZ.com for interactive marketers; and Graphics.com, for creative professionals. JupiterWeb properties include more than 170 Web sites and over 170 e-mail newsletters that are viewed by over 20 million users and generate over 300 million page views monthly. Jupitermedia also includes: JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets; and JupiterEvents, which produces offline conferences and trade shows focused on IT and business-specific topics, including Search Engine Strategies and IT Service Management Forum.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s dependence on a limited number of advertisers; and Jupitermedia’s ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

CONTACT:

Lisa DiGiacomo

Marketing and Public Relations Associate

212-547-7938

ldigiacomo@jupitermedia.com

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